Exhibit 5.1

January 25, 2024

Nuvve Holding Corp.

2488 Historic Decatur Road, Suite 200

San Diego, CA 92106

Ladies and Gentlemen:

We have acted as counsel to Nuvve Holding Corp., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Registration Statement on Form S-1, File No. 333-276415, amended by Amendment No. 1 filed with the Commission as of the date hereof (as so amended, the “Registration Statement”), pursuant to which the Company is offering for sale under the Securities Act of 1933, as amended (the “Securities Act”), (A) (i) up to 2,343,750 shares of common stock (the “Shares”), par value, $0.0001 per shares (the “Common Stock”), (ii) Series A warrants to purchase up to 2,343,750 shares of Common Stock (the “Series A Warrants)”, (iii) Series B warrants to purchase up to 2,343,750 shares of Common Stock (the “Series B Warrants”), (iv) Series C warrants to purchase up to 2,343,750 shares of Common Stock (the “Series C Warrants” and together with the Series A Warrants and the Series B Warrants, the “Common Warrants”), (v) pre-funded warrants to purchase up to 2,343,750 shares of Common Stock (the “Pre-Funded Warrants”) issuable in lieu of Shares of Common Stock (at the election of investors) and (vi) underwriter warrants to be issued to the Craig-Hallum Capital Group LLC (the “Underwriter”) to purchase a number up to 234,375 shares of Common Stock (the “Underwriter Warrants” and, together with the Common Warrants and the Pre-Funded Warrants, the “Warrants”) and (B) (i) the shares of Common Stock issuable upon the exercise of the Common Warrants (the “Common Warrant Shares”), (ii) the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants (the “Pre-Funded Warrant Shares”) and (iii) the shares of Common Stock issuable upon exercise of the Underwriter Warrants (the “Underwriter Warrants Shares” and, together with the Common Warrant Shares and Pre-Funded Warrant Shares, the “Warrant Shares”). The terms “Shares,” “Warrants” and “Warrant Shares” shall include any additional securities registered by the Company pursuant to Rule 462(b) under the Act in connection with the offering contemplated by the Registration Statement.

This opinion is being rendered in connection with the filing of the Registration Statement with the Commission. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Based upon the foregoing, and subject to the limitations set forth below, we are of the opinion that (i) the Shares, when sold and issued as described in the Registration Statement, will be validly issued, fully paid and nonassessable, (ii) the Warrants, when issued and sold as described in the Registration Statement, will constitute valid and legally binding obligations of the Company, and (iii) the Warrant Shares, when issued and paid for in accordance with the terms of the Warrants, upon the exercise of the Warrants, will be validly issued, fully paid and nonassessable.

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this firm’s name therein and in the Registration Statement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Baker & Hostetler LLP